UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 19, 2011

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

660 Engineering Drive

Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (770) 263-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, on June 13, 2011, EMS Technologies, Inc., a Georgia corporation (the “Company”), Honeywell International Inc., a Delaware corporation (“Parent”), and Egret Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Honeywell (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on August 22, 2011, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Item 1.02.    Termination of a Definitive Material Agreement

The Company is a party to the credit agreement, dated as of February 29, 2008, by and among the Company and EMS Technologies Canada, LTD., the lenders party thereto, and Bank of America as Domestic and Canadian Administrative Agent. In connection with the Merger, the Credit Agreement has been paid in full and terminated.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on June 27, 2011 to purchase all of the outstanding shares of common stock, par value $0.10 per share, of the Company, including the associated common stock purchase rights (collectively, the “Shares”), at a purchase price of $33.00 per Share (the “Offer Price”), net to the holder in cash, subject to any applicable withholding taxes and without interest, and otherwise upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 27, 2011 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”) which, together with the Offer to Purchase, each as amended or supplemented, constitute the “Offer”).

On August 22, 2011, Parent announced the completion of the Offer. The Offer expired at 5:30 p.m., New York City time, on August 19, 2011. According to BNY Mellon Shareowner Services, the depositary for the Offer, 14,255,726 Shares were validly tendered and not properly withdrawn (including 564,632 Shares tendered pursuant to notices of guaranteed delivery). The Shares tendered represented approximately 91.6% of the outstanding Shares (or approximately 85.5% calculated on a fully diluted basis). All Shares that were validly tendered and not properly withdrawn have been accepted for purchase and paid for by Purchaser. Purchaser also exercised its Top-Up Option (as defined below), pursuant to which the Company issued Shares to Purchaser, at a price per Share equal to the Offer Price, which, when taken together with the Shares purchased in the Offer, constitutes more than 90% of the Shares outstanding (after giving effect to the issuance of the Top-Up Shares (as defined below)) such that Purchaser and the Company could effect a short-form merger under applicable Georgia law without the need for a shareholder meeting to approve the Merger.

In connection with the closing of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on August 22, 2011 that each Share (other than Shares held by Parent, Purchaser, the Company or any of their respective subsidiaries and Shares held by shareholders, if any, who properly exercise their dissenters’ rights under the Georgia Business Corporation Code (the “GBCC”)) was automatically converted into the right to receive cash in an amount equal to the Offer Price, subject to any applicable withholding taxes and without interest, and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Shares on the NASDAQ Global Select Market will be suspended as of the opening of trading on August 23, 2011.

Item 3.02.    Unregistered Sale of Equity Securities.

In order to complete the Merger, on August 22, 2011, pursuant to Section 1.4 of the Merger Agreement, Purchaser exercised its top-up option (the “Top-Up Option”) to purchase Shares, and the Company issued 13,076,401 Shares (the “Top-Up Shares”) to Purchaser, at a price per Share equal to the Offer Price. Purchaser paid for the Top-Up Shares by delivery of cash and a promissory note to the Company. The Top-Up Shares, when added to the number of Shares purchased in the Offer, constitutes more than 90% of the Shares outstanding (after giving effect to the issuance of the Top-Up Shares) such that Purchaser and the Company could effect a short-form merger under applicable Georgia law without the need for a shareholder meeting to approve the Merger. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03.    Material Modification of Rights of Security Holders.

At the effective time of the Merger, each outstanding Share, other than Shares held by Parent, Purchaser, the Company or any of their respective subsidiaries and Shares held by shareholders, if any, who properly exercise their dissenters’ rights under the GBCC, was automatically converted into the right to receive cash in an amount equal to the Offer Price, subject to any applicable withholding taxes and without interest.

Item 5.01. Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on August 22, 2011, a change of control of the Company occurred. As of the effective time of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and stock options in connection with the change of control transaction was approximately $528.4 million. The source of such funds was cash on hand from Parent.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Compensatory Agreements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, Darius Adamczyk, Michael Coluzzi and John M. Quitmeyer became directors of the Company after the effective time of the Merger on August 22, 2011. None of the directors of the Company prior to the Merger remain on the board of directors of the Company.

Furthermore, Neilson A. Mackay, Gary B. Shell, Timothy C. Reis, Nils A. Helle, David M. Sheffield, John C. Jarrell and Marion H. Van Fosson, all of whom were executive officers prior to the Merger, will cease to be officers of the Company following the Merger. Following the Merger, Darius Adamczyk and John Tus will be the Company’s President and Treasurer, respectively.

The other information required by Item 5.02 of Form 8-K is contained in Annex I to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC on June 27, 2011, as subsequently amended, and such information is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

In connection with the consummation of the Merger, the Company’s Second Amended and Restated Articles of Incorporation was and Amended and Restated Bylaws will be amended and restated so as to read in their entirety as set forth in Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 8.01 Other Events.

On August 22, 2011, the Company issued a press release announcing its voluntary delisting from NASDAQ. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. On August 22, 2011, Purchaser issued a press release announcing the results of the Offer. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Amended and Restated Articles of Incorporation of EMS Technologies, Inc.
3.2	Amended and Restated Bylaws of EMS Technologies, Inc.
99.1	Press Release issued by the Company on August 22, 2011 announcing its voluntary delisting from NASDAQ
99.2	Press Release issued by Purchaser on August 22, 2011 announcing the results of the Offer (incorporated by reference to Exhibit (a)(1)(L) to the Schedule TO of Parent and Purchaser, filed with the SEC on August 22, 2011)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.

Date: August 22, 2011	By:	/s/ Gary B. Shell
		Name:	Gary B. Shell
		Title:	Senior Vice President and Chief Financial Officer